EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-51671-01, 333-51759, and 333-61913, and Form S-8
Nos. 333-38878, 333-12117, 333-29759 and 333-55901) and related Prospectuses of
Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-51671) and related Prospectus of Highwoods Realty Limited Partnership of our report dated February 19, 2001 with respect to the consolidated financial statements and schedule of Highwoods Properties, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                          /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
March 29, 2001